Exhibit 5.1

Barristers & Solicitors Bay Adelaide Centre 333 Bay Street, Suite 3400 Toronto, Ontario M5H 2S7 Telephone: 416.979.2211 Facsimile: 416.979.1234 goodmans.ca

January 4, 2022

Docebo Inc.

366 Adelaide Street West

Suite 701

Toronto, ON M5V 1R7

Dear Sirs/Mesdames

Re:	Registration Statement on Form F-3 (the “Registration Statement”)

We have acted as Canadian counsel to Docebo Inc., an Ontario corporation (the “Corporation”), in connection with the filing of a Registration Statement on Form F-3 (the “Registration Statement”) by the Corporation, under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for offering and sale by Intercap Equity Inc. (the “Selling Shareholder”), a shareholder of the Corporation, of outstanding common shares of the Corporation (the “Common Shares”) with an aggregate offering price of up to $200,000,000 (the “ATM Shares”) and includes an equity distribution agreement prospectus (the “ATM Prospectus”), which covers the offering and sale by the Selling Shareholder of the ATM Shares that may be sold from time to time under an Equity Distribution Agreement dated January 4, 2022, among the Corporation, the Selling Shareholder, Canaccord Genuity LLC and ATB Capital Markets USA Inc.

The Registration Statement, including the ATM Prospectus, will provide for the registration by the Corporation of the resale of the ATM Shares.

We have examined the Registration Statement and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinion hereinafter set forth. As to various questions of fact material to such opinions which were not independently established, we have relied upon a certificate of an officer of the Corporation and have not independently verified such matters. In rendering this opinion, we have assumed the genuineness of all signatures; the legal capacity of all individuals; the veracity of the information contained in the foregoing documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; and the accuracy, completeness and authenticity of certificates of public officials.

For purposes of this opinion letter, we have also assumed that: (a) the effectiveness of the Registration Statement, and any amendments thereto (including post-effective amendments), will not have been terminated or rescinded; and (b) all securities will be offered and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the prospectus supplement filed in the United States. We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the ATM Shares are, validly issued, fully paid and non-assessable shares of the Corporation.

Where this opinion refers to any of the Common Shares as being issued as being “fully paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been paid or provided.

The foregoing opinions are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein on the date of this opinion, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. This opinion is expressed with respect to the laws in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressee, or any other person, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express.

Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the headings “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

This opinion is expressed as of the date hereof and unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Goodmans LLP